UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ener-Core, Inc. (the “Company”) is filing this Amendment No. 4 (this “Fourth Amendment”) to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2013 (the “Original Filing”), and as amended in its Current Report on Form 8-K/A filed on August 29, 2013 (“First Amendment”), its Current Report on Form 8-K/A filed on October 7, 2013, and in its Current Report on Form 8-K/A filed on November 6, 2013, solely in order to re-file and replace Exhibit 10.10 (Original Equipment Packaging Agreement) that was previously attached to the First Amendment in response to comments received from the Staff of the Commission as a result of the Staff’s review of the Company’s confidential treatment application for such exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Only Item 9.01 has been amended in this Fourth Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.10^	Original Equipment Packaging Agreement between Ener-Core Power, Inc. (then known as Flex Power Generation, Inc.), and Dresser-Rand a.s., with an Effective Date of January 2, 2013.

^	Ener-Core, Inc. has requested confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC.

Dated: December 5, 2013	By:	/s/ Alain Castro
Alain Castro, Chief Executive Officer